CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 Post Effective Amendment No. 2 of our report dated April 14, 2009 with respect to the audited financial statements of Montavo, Inc. for the year ended December 31, 2008 and 2007 and the period from December 23, 2004 (inception) through December 31, 2008.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malone-bailey.com

Houston, Texas

May 6, 2010